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                                                                   Exhibit  23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-04563) pertaining to the Immunex Corporation Profit Sharing 401(k) Plan and Trust of our report dated November 21, 1997 with respect to the financial statements and schedules of Immunex Corporation Profit Sharing 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                      ERNST & YOUNG LLP

Seattle, Washington
December 18, 1997